Exhibit 99.2

EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT is made and entered into this 3rd day of January 2003, by and between BAR HARBOR BANKSHARES, a Maine corporation with its headquarters located in Bar Harbor, Maine (hereinafter "the Company"), and JOSEPH M. MURPHY, a resident of Mount Desert, Maine (hereinafter "the President").

            In consideration of the mutual promises, covenants, and agreements made herein, receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

            1.     EMPLOYMENT. The Company hereby employs the President, and the President hereby accepts employment by the Company as the President and Chief Executive Officer of Bar Harbor Bankshares, on the terms and conditions specified herein.

            2.     TERM. The President’s employment shall be for a term of two (2) years commencing on the date of this agreement and ending January 3, 2005, unless sooner terminated. The Company agrees to notify the President not less than one hundred and eighty days (180) prior to January 3, 2005, if it does not intend to extend the President’s employment.

            In the absence of notice of intent not to extend this Agreement by the Company, the Agreement shall be deemed automatically extended in additional one-year terms. After the initial extension, the Company agrees to a like notice period and subsequent extensions of this Agreement until and unless the Company and the President shall mutually agree to modify the terms of this Agreement. During any extension of this Agreement, as provided herein, all other provisions of this Agreement shall remain in effect.

            Upon expiration of this Agreement, pursuant to a notice of intention not to extend, the President’s employment by the Company shall cease and no severance payments such as those set forth in Section 6 shall be due provided, however, that the obligations set forth in Sections 7, 8, and 9 shall survive termination of this Agreement and shall remain fully enforceable.

            Either the Board or the President may terminate the President’s employment at any time for any reason, subject to the provisions of Section 6 of this Agreement.

            3.     RESPONSIBILITIES and OTHER ACTIVITIES. The President shall be employed as President and Chief Executive Officer of Bar Harbor Bankshares, and shall undertake the overall management, responsibilities, and duties related to this position as defined by the Board of Directors of the Company and summarized in the job description attached as Exhibit A. The President shall faithfully perform the duties of his position as described herein, devote substantially all of his business time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the Company’s interests. The President may not engage in any business activities or render any services of a business, commercial, or professional nature (whether or not for compensation) that would affect adversely the President’s performance of his responsibilities and duties hereunder or conflict with the business of the Company for the benefit of any person or entity, unless the President receives the prior written consent of the Company.

            4.    COMPENSATION. The Company shall pay the President a base salary of not less than Eighteen Thousand three hundred thirty three Dollars and thirty-three cents ($18,333.33) per month (an annualized rate of not less than Two Hundred Twenty Thousand Dollars ($220,000.00) per annum) payable in accordance with the Company’s standard payroll practices. This base salary shall be reviewed annually beginning as of the first week of January 2004 and thereafter annually by the Compensation Committee of the Company’s Board of Directors and adjusted at the Company’s sole discretion. The President shall also participate in a performance compensation plan, to be developed during 2003 by mutual agreement between the President and the Company, which shall be effective in calendar year 2003. Other such plans may be agreed upon by the parties in subsequent calendar years in concert with the Company’s evolving goals and objectives.

            5.     BENEFITS.

                    (a) The President shall be eligible to participate in such medical, dental, disability, retirement, life insurance and other employee benefits on the same basis as may be provided to other similarly situated employees of the Company. The President shall be entitled to participate in a Supplemental Executive Retirement Plan (SERP), the terms of which shall be negotiated and finalized by March 31, 2003. This benefit shall be the subject of a separate contract that shall be incorporated by reference into this Agreement and shall not be changed, altered or terminated except by mutual agreement of the contracting parties. As to all other benefits to which the President may be entitled in parity with all other employees, such benefits may be created, changed, or terminated from time to time in the Company’s sole discretion. In addition, the President shall be entitled to reasonable paid vacations consistent with the Company’s vacation policy.

                    (b) The Company shall reimburse the President for all reasonable, ordinary, and necessary expenses incurred by the President in the performance of his duties hereunder in accordance with the Company’s policies.

            6.     TERMINATION.

                    (a) Termination by the Company. The Company may elect to terminate this Agreement and the President from his employment at any time for any reason by giving the President thirty (30) days’ prior written notice of termination, subject to payment by the Company of the base salary described below.

                          In the event of termination pursuant to this Section 6(a) the President shall be entitled to receive any earned but unpaid base salary through the notice period plus severance pay equal to two year’s base compensation, (which the parties agree shall be deemed to include any unused vacation time) payable either in monthly installments or a lump sum at the discretion of the Company.

                           The rights and benefits the President may have under employee benefit plans and programs of the Company in existence as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 6 and in Sections 7, 8, and 9, all obligations of the parties hereunder shall cease upon termination.

                    (b) Resignation. The President may voluntarily resign his employment at any time for any reason by giving the Company not less than thirty (30) days’ prior written notice of termination. In such event, the President shall be entitled only to his earned but unpaid base salary accrued up to his last day of work together with any unused but accrued vacation time subject to Company policy limitations. The rights and benefits the President may have under employee benefit plans and programs of the Company in existence as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs. The Company may then establish at its discretion a last day of work but the President shall still be entitled to full pay and benefits through the 30 day notice period notwithstanding that he may actually work less than 30 days at the election of the Company. Except in this Section 6 and in Sections 7, 8 and 9, all obligations of the parties under this Agreement shall cease immediately upon the President’s last day of work.

                    (c) Good Reason. In the case of "Good Reason" as defined herein, the President may consider that his employment has been constructively terminated by the Company. For purposes of this Agreement, "Good Reason" shall mean:

                           (i)   The assignment to the President of duties inconsistent with the President’s position (including status, offices, titles, and reporting requirements) authority, duties, or responsibilities as described in Section 3 of this Agreement, or any other action by the Company which results in a substantial and material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice there of given by the President.

                           (ii) Any failure by the Company to comply with any of the provisions of Section 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the President.

                            (iii) Any purported termination by the Company of the President’s employment otherwise than as expressly permitted by the Agreement; or

                            (iv) Any failure by the Company (or successor Company) to comply with the Change of Control provisions of Section 10 of this Agreement.

                    (d) Termination Due to Death. In the event of the death of the President during this Agreement, the estate or other legal representatives of the President shall be entitled to any amount of earned but unpaid base salary accrued through the pay period in which death occurs plus any accrued but untaken vacation benefits, such payment to be paid promptly following death. The estate or other legal representatives of the President also shall be entitled to receive incentive compensation payments, if any, that the President would have earned if his employment had continued through the then current fiscal year of the Company, which amount shall be reduced to account for the percentage of the fiscal year not worked by the President because of such death. Rights and benefits that the President, or the President’s estate or other legal representatives, may have under employee benefit plans and programs of the Company upon the President’s death, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

                    (e) Termination Due to Disability.

                            (i) The President’s employment hereunder may be terminated by the Company in the event the President is totally or partially disabled as determined by a Board Certified Medical Doctor for a cumulative period of ninety (90) days during any twelve (12) month period. During such ninety-day period, the President shall be paid his compensation in accordance with the terms of the short-term sick leave program then provided by the Company and/or through the standard group Long-Term Disability program offered to officers and employees of the Company and its subsidiaries. For purposes of this Agreement, "disability" shall be defined and benefits shall be paid in accordance with the terms of the long-term disability policy then available to all employees and executives of the Company.

                            (ii) Upon termination of the President’s employment due to disability pursuant to Section 6(e)(i) hereof, the President shall be entitled to continued benefits in accordance with the normal policies and practices, if any, in effect as of the date of such termination for officers and employees of the Company; provided further, that the President shall be entitled to receive incentive payments, if any, the President would have earned if his employment had continued through the then current fiscal year of the Company, which amount shall be reduced to account for the percentage of the fiscal year not worked by the President because of such disability. Any continued rights and benefits the President, or the President’s legal representatives, may have under employee benefit plans and programs of the Company upon the President’s termination due to disability, if any, shall be determined in accordance with the terms and provisions of such plans and programs. Except as provided in Section 6 and in Sections 7, 8, and 9, all obligations of the parties under this Agreement shall cease immediately upon termination.

                    (f)   Cause

            The Company may terminate the employment of the President and immediately remove the President from his employment for "cause". For purposes of this Section, "cause" shall include, but not be limited to, the following:

                            (i) Any admission of, or a plea of guilty or no contest to, any charge of embezzlement, theft or fraudulent act or any crime which by three quarters vote of the Board of Directors would reasonably be expected to be materially detrimental to the business, operations, reputation or financial condition of the Company;

                            (ii) Willful misconduct of President in connection with the performance of any of his duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries and/or affiliates or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or any of its subsidiaries and/or affiliates as determined by a three quarters vote of the Board of Directors;

                            (iii) Conduct by the President that would result in material injury to the reputation of the Company or its affiliates if the President were retained in his position with the Company such as, but not limited to substance abuse, sexual harassment behaviors or violent or abusive behaviors exhibited in the workplace, as determined by a three quarters vote of the Board of Directors;

                            (iv) The entry of any legal or regulatory order, which has the effect of precluding the President from performing his duties hereunder for more than 30 consecutive days;

                            (v) Active disloyalty, such as aiding a competitor as determined by a three quarters vote of the Board of Directors;

                            (vi) Any other breach by or default of the President of the terms of this Employment Agreement as determined by a three quarters vote of the Board of Directors;

                            (vii) The inability of the Company to obtain at reasonable cost a bond covering the activities of the President; or

                            (viii) The willful and continued failure of the President to perform substantially the President’s duties with the Company or one of its affiliates (other than such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance improvement is delivered the President by the Board of Directors which specifically identifies the manner in which the Board believes that the President has not substantially performed the President’s duties as determined by a three quarters vote of the Board of Directors.

                                    For purposes of this provision, no act or failure to act, on the part of the President shall be considered "willful" unless it is done, or omitted to be done, by the President in bad faith or without reasonable belief that the President’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the President in good faith and in the best interests of the Company. The cessation of employment of the President shall not be deemed to be for Cause unless and until there shall have been delivered to the President a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting the Board called and held for such purpose (after reasonable notice is provided to the President and the President is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the President is guilty of the conduct described in subparagraphs f (i) through f (viii) above, and specifying the particulars thereof in detail.

                            (ix) In the event of termination for cause pursuant to Section 6(f)(i) through Section 6(f)(viii) hereof, the President shall be entitled to receive any earned but unpaid base salary through the Termination Date. The rights and benefits the President may have under employee benefit plans and programs of the Company existing as of the date of such termination, if any, shall be determined in accordance with the terms of such plans and programs. Except as provided in Section 6(f)(ii) and otherwise by applicable law, upon termination pursuant to Section 6 f (i), all obligations of the Company to the President hereunder shall cease immediately.

                            (x) In the event that the Company terminates the employment of the President for cause the non-competition covenant set forth in Section 8 of this Agreement will be modified to allow the President to seek employment, including employment with a competitor company, but he shall not, for a period of one year after termination of his employment, directly or indirectly, in any capacity, solicit from or perform work related to financial, investment, lending, depository, or other financial services on behalf of any individual, trust, or estate, partnership, corporation or other business entity who is or has been in the twelve (12) months prior to the effective date of termination a customer or client of Bar Harbor Bankshares or any of its subsidiaries.

                            (xi) To the extent that the Company terminates the President for cause, and any breach may be cured by the President, he will be provided a 30 day period within which he may cure any default.

            7.     CONFIDENTIAL INFORMATION.

                    (a) Non-Disclosure. Except as specifically authorized by the Company in writing, from the date hereof and continuing forever, the President agrees not to:

                            (i) Disclose any Confidential Information to any individual or entity, or otherwise permit any person or entity to obtain or disclose any Confidential Information, or

                            (ii) Use any Confidential Information for the President’s own financial gain, whether individually or on behalf of another individual or entity (whether or not such other individual or entity is in any way employed by or affiliated with the Company). While not in any way limiting the generality of the foregoing, the prohibitions contained herein shall extend to any and all speeches and articles, and other similar forms of information dissemination, engaged or participated in by the President, whether individually or on behalf of, or in concert with, another individual or entity (whether or not such other individual or entity is in any way employed by or affiliated with the Company). The President, however, may disclose Confidential Information if and only to the extent required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, provided that in such event the President shall promptly notify the Company and any subsidiary or affiliate of the Company to which the Confidential Information relates, at a time and in a manner calculated to afford the Company or its subsidiary or affiliate a reasonable opportunity to protect its interests in such Confidential Information. Nothing contained in this Section 7 (a) shall be construed as prohibiting the President from disclosing Confidential Information that is or has become known to the public generally or is otherwise in the public domain other than as a result of improper disclosure.

                    (b) Confidential Information. For purposes hereof, the term "Confidential Information" means any and all information and compilations of information, in whatever form or medium (including any copies thereof), relating to any part of the business of the Company, the business of any subsidiary or affiliate of the Company or of their customers, provided to the President, or which the President obtained or compiled or had obtained or compiled on his behalf, which information or compilations of information are not a matter of public record or generally known to the public, including without limitation,

                            (i) Financial information regarding the Company or any subsidiary or affiliate of the Company;

                            (ii) Personnel data, including compensation arrangements relating to the President or any other employee of the Company or any subsidiary or affiliate of the Company;

                            (iii) Internal plans, practices, and procedures of the Company or any subsidiary or affiliate of the Company;

                            (iv) The names, portfolio information, investment strategies, requirements, lending or deposit information, or any similar information of any customers, clients, or prospects of the Company or any subsidiary or affiliate of the Company;

                            (v) Business methods and marketing strategies of the Company or any subsidiary or affiliate of the Company;

                            (vi) Any other information expressly deemed confidential by the officers and directors of the Company; and

                            (vii) The terms and conditions of this Employment Agreement and any documents or instruments executed in connection therewith.

                    (c) The President shall not, without the prior written consent of the Company, use or disclose, or negligently permit any unauthorized person to use, disclose, or gain access to any Confidential Information.

                    (d) Upon termination of employment, the President hereby agrees to deliver promptly to the Company and its affiliates and subsidiaries all memoranda, notes, records, manuals or other documents, including all copies of such materials, containing Confidential Information, whether made or compiled by the President or furnished to him from any source by virtue of the President’s relationship with the Company or its subsidiaries or affiliates.

                    (e) Regardless of the reason for his cessation of employment, the President will furnish such information as may be in the President’s possession and cooperate with the Company or its affiliates or subsidiaries as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party. The Company will reimburse the President for any reasonable out-of-pocket expenses the President incurs in order to satisfy his obligations under this clause.

            8.     NON-COMPETITION OBLIGATIONS. In consideration of the covenants of the Company contained herein, the President covenants and agrees with the Company that, during the "Non-Compete Period" (as hereinafter defined) and within a one hundred (150) "air" mile radius from Bar Harbor, Maine, the President shall not without specific written approval , directly or indirectly:

                    (a) Engage in any insurance, brokerage, trust, banking or other financial services as an owner, employee, consultant, representative, or in any other capacity;

                    (b) Directly or indirectly request or advise any past, present, or future customers of the Company to withdraw, curtail, or cancel his, her, or its business with the Company or any of its affiliated entities;

                    (c) Directly or indirectly cause, suggest, or induce others to call on any past, present, or future customers of the Company or any of its affiliated entities;

                    (d) Canvas, solicit, or accept any business on behalf of any other bank, insurance agency, trust, or other financial services business, other than the Company or any of its affiliated entities, from any past or present customer of the Company or any of its affiliated entities.

                    The "Non-Compete Period" shall commence on the date hereof and terminate one (1) year after the cessation of the President’s employment with the Company, regardless of reason, whether or not pursuant to this Agreement.

            9.     NO SOLICITATION OF EMPLOYEES.  While employed by the Company, and for a period of twelve (12) months following cessation of his employment for any reason and by any party, the President shall not, directly or indirectly, by any means or device whatsoever, for himself or on behalf of, or in conjunction with, any other person, partnership, or corporation, solicit, entice, hire, or attempt to hire or employ any employee of the Company or any of its affiliated entities.

            During this Agreement, the President shall not interview or negotiate employment with, or accept employment from, a competitor in the market area described in Section 8(a) above except with the written consent of the Company.

            10.     CHANGE OF CONTROL.

                    (a) If during the term of this Agreement there is a change in control of the Company, the President shall be entitled to receive a severance payment or services previously rendered to the Company in a lump sum as provided for herein (subject to Section 10 (b) below in the event that his employment is terminated by the Company, voluntarily or involuntarily, within one year after a change in control of the Company, unless such termination occurs by virtue of normal retirement, permanent and total disability, or death of the President. Subject to Section 10(b) below, the amount of this payment to the President shall equal two (2) times the President’s full base annual salary at the rate in effect at the time notice of termination is given, plus any incentive compensation payments that the President would have earned if his employment had continued through the then current fiscal year of the Company and any accrued but unused vacation time subject to the then existing Company policies and limitations.

                    (b) Notwithstanding any other provisions of this Agreement or of any other agreement, contract, or understanding previously or subsequently entered into by the President of the Company, except an agreement, contract, or understanding subsequently entered into that expressly modifies or excludes application of this Section 10(b) (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement previously or subsequently adopted by the Company for the direct or indirect provision of compensation to the President (including groups or classes of participants or beneficiaries of which the President is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the President (a "Benefit Plan"), the President shall not have any right to receive any payment or other benefit under this Section 10, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the President under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to the President under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(B)(2) of the Internal Revenue Code of 1986 as amended (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the President to be considered to have received a Parachute Payment under this Agreement, then the President shall have the right, in his sole discretion, to designate those payments or benefits under this Agreement, any Other Agreement, or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the President under this Agreement be deemed to be a Parachute Payment.

                    (c) For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if:

                            (i)   Any "Person" including a "group" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bar Harbor Bankshares representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, other than as a result of an issuance of securities initiated by the Company in the ordinary course of its business, or

                            (ii)   The Company is party to a Business Combination (as hereinafter defined), unless, following consummation of the Business Combination, more than 50% of the outstanding voting securities of the resulting entity are beneficially owned, directly or indirectly, by the holders of the Company’s outstanding voting securities immediately prior to the Business Combination in substantially the same proportions as those existing immediately prior to the Business Combinations; or

                            (iii)   The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets to another person or entity which is not a wholly owned subsidiary of the Company.

                            (iv)   For purposes of this Section (c), a "Business Combination" means any cash tender or exchange offer, merger, or other business combination, sale of stock, or sale of all or substantially all of the assets, or any combination of the foregoing transactions.

            11.      BINDING OBLIGATION of COMPANY and ANY SUCCESSOR IN INTEREST. The Company expressly agrees that it shall not merge or consolidate into or with another Financial Service Holding Company, Bank, firm or person until such Financial Services Holding Company, Bank, firm, or person expressly agrees, in writing, to assume and discharge the duties and obligations of Bar Harbor Bankshares, under this Agreement. The Company agrees to provide written notice of the existence of this Agreement and its contents to any potential successor as part of negotiations leading to a successor in interest. This Agreement shall be binding upon the parties hereto, their successors, beneficiaries, heirs, and personal representatives.

            12.     ENFORCEMENT. The President acknowledges that his breach or threatened or attempted breach of any provisions of Sections 7, 8, or 9 of this Agreement would cause irreparable harm to the Company not compensable in monetary damages and that the Company shall be entitled upon proof of a breach, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of Sections 7, 8, or 9 without being required to prove damages or furnish any bond or other security. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedy available to it for such breach or threatened or attempted breach. The President shall pay all enforcement costs, including reasonable attorneys’ fees, incurred by the Company in successful enforcement by temporary and permanent injunction of Section 7, 8, or 9.

            13.     REFORMATION. All the parties hereto acknowledge that the parties have carefully considered the nature and scope of such protection. The activities, period, and area covered are expressly acknowledged and agreed to be fair, reasonable, and necessary. To the extent that any covenant contained in Sections 7, 8, or 9 is held to be invalid, illegal, or unenforceable because of the extent of activities, duration of such covenant, the geographic area covered thereby or otherwise, the parties agree that the court making such determination shall reform such covenant to include as much of its nature and scope as will render it enforceable and, in its reduced form, said covenant shall be valid, legal and enforceable to the fullest extent of the law.

            14.     ASSIGNMENTS, SUCCESSORS AND ASSIGNS. The rights and obligations of the President hereunder are not assignable or delegable and any prohibited assignment or delegation will be null and void. The Company may assign its rights and delegate its obligations under this Agreement. The provisions hereof shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

            15.     GOVERNING LAW. This Agreement shall be interpreted under, subject to and governed by the substantive laws of the State of Maine, without giving effect to provisions thereof regarding conflict of laws.

            16.     COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

            17.     INVALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. Furthermore, in lieu of such illegal, invalid, or unenforceable provision here shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

            18.     EXCLUSIVENESS. This Agreement constitutes the entire understanding and agreement between the parties with respect to the employment by the Company of the President and supercedes and revokes any and all other agreements, oral or written, between the parties.

            19.     MODIFICATION WAIVER. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived unless waived in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver of any other term or condition of this Agreement or as to any subsequent occurrence of the term or condition.

            20.     MEDIATION AND ARBITRATION. Except as otherwise expressly provided hereunder, the parties agree that any and all disputes arising out of the President’s employment, or cessation of employment, including but not limited to any dispute, controversy, or claim arising under any federal, state, or locale statue, law, ordinance or regulation or under this Agreement, shall be resolved exclusively by Alternative Dispute Resolution described in this Agreement ("ADR"). The initiation of ADR shall first require mediation and the parties agree to first try to settle any dispute through mediation. Mediation shall be initiated by either party by the serving of a written notice of intent to mediate (a "Mediation Notice") by one party upon the other. If no resolution has been mutually agreed through mediation within ninety (90) days of service of a Mediation Notice, then and only then may the dispute be submitted to arbitration. Arbitration shall be initiated by the serving of a written notice of intent to arbitrate (an "Arbitration Notice") by one party upon the other. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to preclude the Company from seeking temporary or permanent injunctive relief and/or damages from a court of competent jurisdiction with respect to any breach of Sections 7, 8, and 9 of this Agreement.

                    (a)   In the event that a party wishes to initiate ADR, a Mediation Notice must be served on the other party within 6 months from the date on which the claim arose. If the parties cannot mutually agree on a mediator, then a mediator shall be selected in accordance with the Employment Mediation Rules of the American Arbitration Association.

                    (b)   In the event that mediation is unsuccessful and arbitration is initiated, it shall be conducted under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. There shall be a single arbitrator to be agreed upon by the parties, provided that, if the parties are unable to agree upon a single arbitrator, each party shall name an arbitrator and the two so named shall name a third arbitrator. The arbitration proceedings shall be heard by the arbitrator(s) and the decision of the arbitrator, or of a majority of the panel if one has been selected, shall be final and binding on the parties. Judgment upon the arbitration award may be entered in any court of competent jurisdiction. An Arbitration Notice must be served on the other party within one (1) year from the date on which the claim arose, and failure to bring such a claim within such one-year period shall constitute a waiver of such claim and an absolute bar to any further proceedings in any forum with respect to it. All mediation and arbitration proceedings shall be conducted in Bangor, Maine, unless the parties otherwise agree in writing.

                    ( c ) The costs of the mediator shall be paid for entirely by the Company. The cost of the arbitrator(s) shall be borne equally by the parties. Each party shall be responsible for its own cost of representation and counsel.

            21.     Notices. All notices, requests, demands, waivers, and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given: (a) if delivered personally or sent by facsimile or electronic mail, on the date received, (b) if delivered by overnight courier, on the day after mailing, and (c) if mailed, five days after mailing with postage prepaid. Any such notice will be sent as follows:

To the President:

Joseph M. Murphy
At current home address of record

To the Company:

Bar Harbor Bankshares Fax Number: (207) 288-2811
Attn: Human Resources Department
82 Main Street
PO Box 400
Bar Harbor, ME 04609 E-mail: msawyer@bhbt.com

With copies to:

Daniel G. McKay, Esq. Fax Number: (207) 942-3040
Eaton Peabody
80 Exchange Street
PO Box 1210
Bangor, ME 04402-1210 E-mail: dmckay@eatonpeabody.com

            22.      SURVIVAL. The provisions of Sections 7, 8, 9, and 20, and all payment and other obligations of the parties, which by their terms are to be performed subsequent to termination, shall survive the termination of this Agreement and shall remain fully enforceable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY
BAR HARBOR BANKSHARES

By   /s/ John P. Reeves

John P. Reeves, Chairman of the Board
PRESIDENT AND CHIEF EXECUTIVE OFFICER

/s/ Joseph M. Murphy

Joseph M. Murphy